UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 14, 2014, Orthofix International N.V. (the “Company”), Orthofix Holdings, Inc. (“Holdings”) and certain wholly owned subsidiaries of Holdings (together with the Company and Holdings, the “Credit Parties”), and certain required lender parties thereto, entered into a Limited Waiver (the “Limited Waiver”) pursuant to the Credit Agreement, dated as of August 30, 2010, as amended, among the Credit Parties and the Lenders (the “Credit Agreement”). The Limited Waiver was entered into in connection with the previously disclosed delayed filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 (the “2014 Second Quarter Form 10-Q”), as well as the anticipated financial restatement described below under Item 4.02 of this Form 8-K.

Under the Limited Waiver, the lenders under the Credit Agreement (the “Lenders”) have collectively waived requirements under the Credit Agreement that the Credit Parties deliver quarterly financial statements of the Company and its subsidiaries with respect to the fiscal quarter ending on June 30, 2014, and related financial covenant certificates, until the earlier of (i) September 30, 2014 or (ii) the date that is one day after such financial statements are publicly filed or released. In addition, the Limited Waiver provides that the Company’s restatement of financial statements shall not constitute a default or event of default provided that within one business day after the public release or filing of such restated financial statements, the Company delivers corrected financial statements and compliance certificates with respect to such restated periods and immediately pays any additional interest and other fees that would have been owed had applicable interest and fees originally been calculated based on the restated financial statements. The Company does not expect the restatement to trigger any such additional interest or fees with respect to such prior periods. Currently, the Company has outstanding debt of $20.0 million under this credit agreement.

The foregoing description does not constitute a complete summary of the terms of the Limited Waiver and is qualified in its entirety by reference to the full text of the Limited Waiver, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, the Company has delayed the filing of the 2014 Second Quarter Form 10-Q as a result of certain accounting matters, which are further described below under Item 4.02. As a result, the Company is currently out of compliance with NASDAQ Stock Market Listing Rule 5250(c)(1). On August 15, 2014, the Company received a letter from NASDAQ stating that unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel (a “Hearings Panel”) by August 22, 2014, the Company’s common stock will be delisted. Under NASDAQ’s rules and procedures, in general, a company’s request for such a hearing automatically stays any delisting for 15 calendar days from the deadline to request a hearing. The Company will file a hearing request on or prior to August 22, 2014 and request a further stay of delisting. The letter states that the hearing would be expected to occur 30-45 days following the date that the Company submits its hearing request. If the Hearings Panel grants the Company’s request for a further stay (which is discretionary on the part of the Hearings Panel and therefore not assured), any final delisting will be stayed until further Hearings Panel proceedings. The letter states that given the circumstances that prevented the Company from timely filing the 2014 Second Quarter Form 10-Q, the NASDAQ listing staff would not object to the Hearings Panel granting the Company an extended stay of delisting. As noted below (and subject to the cautionary language below regarding forward looking statements), the Company currently expects to file the 2014 Second Quarter Form 10-Q prior to the end of September 2014.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company has been evaluating the accounting treatment applied to certain entries included in the previous restatement of its prior periods’ financial results, as well as related entries in subsequent periods. As a result of this process, the Company has determined that certain entries in its previously filed financial statements were not properly accounted for under U.S. generally accepted accounting principles (“US GAAP”).

Specifically, the Company has determined that a historical method of accounting for certain revenue adjustments (related to uncollectible patient co-pay and self-pay amounts) as bad debt expense rather than as contra-revenue was incorrect. As a result of the foregoing, the Company expects to reduce equally both its historical net sales and its sales and marketing expense by approximately $6 million, $9 million, $2 million and $3 million for the fiscal years ended December 31, 2011, 2012 and 2013 and the fiscal quarter ended March 31, 2014, respectively. These changes are expected to have no effect on pretax income from continuing operations in those periods.

In addition, the Company has determined that (i) certain bad debt reserves originally recorded in 2011 and 2012 were reversed in incorrect periods during the previous restatement in connection with a change to sell-through accounting for certain distributors, (ii) intercompany profit in inventory was not fully eliminated in the subsidiary consolidation process, and (iii) the Company classified approximately $0.5 million of interest expense under continuing operations in 2012 but should have classified it under discontinued operations. As a result of these collective accounting errors, it is expected that pretax income from continuing operations will increase by approximately $2 million for the fiscal year ended December 31, 2011, and will decrease by approximately $1 million, $2.5 million and $2.5 million for the fiscal years ended December 31, 2012 and 2013 and the fiscal quarter ended March 31, 2014, respectively.

In view of the foregoing corrections, between August 15, 2014 and August 19, 2014 the Company’s management and the Audit Committee of the Company’s Board of Directors, after consultation with the Company’s independent registered public accounting firm, Ernst & Young LLP, determined that the Company will restate the Company’s financial statements for the fiscal years ended December 31, 2011, 2012 and 2013 (including the quarterly periods therein) and the fiscal quarter ended March 31, 2014, and that the Company’s previously filed financial statements for these periods should no longer be relied upon due to the anticipated corrections described above. The Company intends to include restated financial statements for these periods in amendments it will file to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”) and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 (the “2014 First Quarter Form 10-Q”). The Company is working diligently to prepare these restated financial statements and currently expects to file the amended 2013 Form 10-K and amended 2014 First Quarter Form 10-Q, together with the delayed filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 (the “2014 Second Quarter Form 10-Q”), prior to the end of September 2014. The determinations and related corrections described above are preliminary and may be subject to further revision prior to corrective filings being made.

The information above contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of the Company and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements above do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the uncertain results and timing of our anticipated filing of restated and revised financial statements for prior periods, the timing of the filing of our late 2014 Second Quarter Form 10-Q, potential delisting of our securities from the NASDAQ Stock Market, as well as how these matters may impact our expenses, liquidity, legal liability, borrowing ability, product sales, relationships with customers, suppliers, strategic partners and third party reimbursement providers, ongoing compliance obligations under our corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services, deferred prosecution agreement with the U.S. Department of Justice and consent decree with the SEC, ability to remain in compliance with covenants and other obligations under our senior secured credit agreement, the cost and nature of our insurance coverage, and other factors described in our annual report on Form 10-K for the fiscal year ended December 31, 2013 and other subsequent periodic reports filed by the Company with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company undertakes no obligation to update or revise the information described above.

Item 8.01.	Other Events.

On August 19, 2014, the Company issued a press release regarding the matters described above. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Limited Waiver, entered into on August 14, 2014, by and among Orthofix International N.V., Orthofix Holdings, Inc. and certain of its wholly owned subsidiaries, and certain lender parties thereto.

99.1	Press Release, dated August 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm

Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: August 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Limited Waiver, entered into on August 14, 2014, by and among Orthofix International N.V., Orthofix Holdings, Inc. and certain of its wholly owned subsidiaries, and certain lender parties thereto.

99.1	Press Release, dated August 19, 2014.